UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): AUGUST 4, 2010
ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-12486

OHIO	34-1747603

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)
(216) 261-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On August 4, 2010, Associated Estates Realty Corporation (the “Company”), entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc. (“Citi”), pursuant to which the Company may sell from time to time, through an “at-the-market” share offering program under its Registration Statement on Form S-3 (File No. 333-167472), up to $25,000,000 in aggregate offering price of its common shares, without par value, through Citi, acting as sales agent. The sales, if any, of common shares made under the Equity Distribution Agreement will be made by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Citi and the Company
     The Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the Equity Distribution Agreement in this Item 1.01 is qualified in its entirety by reference to such Exhibit, which is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits	Description

1.1	Equity Distribution Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION
/s/ Lou Fatica
Lou Fatica, Vice President
August 10, 2010	Chief Financial Officer and Treasurer